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                                                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Lockheed Martin Communications Systems Division as of and for the years ended December 31, 1996 (not presented separately herein) and 1995, included in Registration Statement on Form S-1 and related Prospectus of L-3 Communications Holdings, Inc. for the registration of its common stock.


                                          Ernst & Young LLP


Washington, D.C.
May 18, 1998